UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

July 23, 2014
Date of Report (Date of Earliest event reported)

ENERGYTEK CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 S. Laurel, Luling, TX	78648
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(713) 333-3630

                         Broadleaf Capital Partners, Inc.______________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 amendments to articles of incorporation or Bylaws; Change in Fiscal Year.

    On July 1, 2014, Broadleaf Capital Partners, Inc., a Nevada corporation, (the “Company”), filed with the Nevada Secretary of State a Certificate of Amendment to its Articles of Incorporation (the “Certificate”) to amend the name of the Company listed therein from “Broadleaf Capital Partners, Inc.” to “EnergyTEK Corp.” (the “Name Change”).  The Certificate also amended the amount of authorized shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), from 250,000,000 shares to 500,000,000 shares (the “Increase in Capital”).  The Certificate also provided for a 1-for-150 reverse split of the Common Stock (the “Reverse Split”).  The Financial Industry Regulatory Authority (“FINRA”) announced and deemed the Name Change, Increase in Capital and Reverse Split to be effective as of July 23, 2014.  For further information about these corporate actions, reference is made to the Company's Definitive Information Statement on Schedule 14C, which was filed with the Securities and Exchange Commission on June 25, 2014.

    A copy of the Certificate is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01 Other Events.

    In connection with the name change of the Company from “Broadleaf Capital Partners, Inc.” to “EnergyTEK Corp.” and other corporate actions, the Company also requested, and received, an updated stock trading ticker symbol, “ENTK”, that was assigned and deemed to be effective by FINRA as of August 19, 2014, with respect to the Common Stock.  Until August 19, 2014, the Common Stock will have a stock trading ticker symbol of “BDLFD”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT No.	DESCRIPTION	LOCATION
3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on July 1, 2014.	Provided herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Date:  July 23, 2014                                                                                                                          ENERGYTEK CORP.

By:	/s/ Craig Crawford
Name:	Craig Crawford
Title:	President